Exhibit 32

BISON INSTRUMENTS, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Barrie Rose, Chief Executive Officer and Eric Sunshine, Chief Financial Officer of Bison Instruments, Inc. (the “Company”), have executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s quarterly Report on Form 10-Q for the quarterly period ended July 31, 2010 (the “Report”).

The undersigned hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date:  September 8, 2010

/s/ Barrie Rose
Title: Chief Executive Officer

/s/ Eric Sunshine
Title: Chief Financial Officer